EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-236397) and Form S-8 (No. 333-181109, No. 333-187264, No. 333-194164, No. 333-202315, No. 333-209690, No. 333-216100, No. 333-223051, No. 333-229663, No. 333-236394, No. 333-252992, No. 333-269328 and No. 333-269723) of The Carlyle Group Inc. of our reports dated November 12, 2021 relating to the consolidated financial statements of Fortitude Group Holdings, LLC, and March 10, 2023 relating to the consolidated financial statements of FGH Parent, L.P., which appear in this Form 10-K/A.

/s/PricewaterhouseCoopers LLP
Nashville, TN
March 22, 2023